================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to section 13 or 15(d)
                     of the Securities Exchange Act Of 1934


         Date of Report (Date of earliest event reported) June 21, 1999


                          GENERAL DYNAMICS CORPORATION

             (Exact name of registrant as specified in its charter)


        Delaware                      1-3671                    13-1673581
        --------                      ------                    ----------
(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)            Identification No.)

       3190 Fairview Park Drive, Falls Church, Virginia         22042-4523
       ------------------------------------------------         ----------
               (Address of principal executive offices)         (Zip Code)

                                 (703) 876-3000
                                 --------------
         Registrant's telephone number, including area code

================================================================================

Item 2. Acquisition or Disposition of Assets

        On June 21, 1999, General Dynamics Corporation entered into a definitive agreement to acquire GTE Government Systems Corporation, a subsidiary of GTE Corporation, for $1.05 billion in cash. GTE Government Systems is a leader in the advancement of command, control, communications and intelligence systems; electronic defense systems; communication switching; and information systems for defense, government and industry in the United States and abroad. The acquisition will not include certain GTE Government Systems business units, including its Information Systems Division, which will be retained by GTE Corporation. The business being acquired has approximately 6,200 employees at locations in Massachusetts and California. The acquisition will be accounted for under the purchase method of accounting.

        The purchase consideration of $1.05 billion in cash was established by negotiation. General Dynamics expects to use available funds and finance a portion of the purchase consideration.

        The assets acquired include, among other things, machinery, equipment and other physical property the primary use of which relates to the design of communication and intelligence systems. It is the present intent of General Dynamics to continue to devote the assets to such purposes.

Item 7. Financial Statements and Exhibits

(a)     Financial statements of businesses acquired.

        GTE Government Systems Corporation
        Audited Combined Financial Statements as of December 31, 1998 Together With Auditors' Report
        Unaudited Combined Financial Statements as of March 31, 1999


(b)     Pro forma financial information.

        Unaudited Pro Forma Combined Financial Statements
        Notes to Unaudited Pro Forma Combined Financial Statements

(c )    Exhibits.

        Exhibit 10.42 - Stock Purchase Agreement (without Schedules and Exhibits) dated as of June 21, 1999 between General Dynamics, Contel Federal Systems, Inc. and GTE Corporation.
        Exhibit 23 - Consent of Arthur Andersen LLP
        Exhibit 99 - Press Release dated as of June 22, 1999, "General Dynamics to Acquire Three Units of GTE Government Systems for $1.05 Billion"

                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          GENERAL DYNAMICS CORPORATION

                          by /s/  John W. Schwartz
                             -------------------------------
                             John W. Schwartz
                             Vice President and Controller
                             (Authorized Officer and Chief Accounting Officer)

Dated:  June 24, 1999

                                                                      Item 7(a).





                        GTE GOVERNMENT SYSTEMS CORPORATION

                        COMBINED FINANCIAL STATEMENTS
                        AS OF December 31, 1998

                        TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To GTE Government Systems Corporation:

We have audited the accompanying combined balance sheet of the companies identified in Note 1 (collectively, GTE Government Systems Corporation) as of December 31, 1998, and the related combined statements of income, shareholder's equity, cash flows and comprehensive income for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GTE Government Systems Corporation as of December 31, 1998 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ ARTHUR ANDERSEN LLP
-------------------------
ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 26, 1999

                       GTE GOVERNMENT SYSTEMS CORPORATION

                             COMBINED BALANCE SHEET

                                DECEMBER 31, 1998
                               (Dollars in 000's)

                                          ASSETS                                              1998
                                          ------                                              ----
CURRENT ASSETS:
     Cash and cash equivalents                                                              $   11,373
     Receivables, less allowance of $4,669                                                     393,481
     Due from GTE and affiliates                                                                15,425
     Inventories                                                                                56,918
     Deferred income taxes                                                                      24,355
     Other                                                                                       3,821
                                                                                            ----------

                        Total current assets                                                   505,373

PROPERTY, PLANT AND EQUIPMENT, net                                                             124,419

DEFERRED INCOME TAXES                                                                           85,491

OTHER ASSETS, net                                                                               11,282
                                                                                            ----------

                        Total assets                                                        $  726,565
                                                                                            ==========

                           LIABILITIES AND SHAREHOLDER'S EQUITY
                           ------------------------------------

CURRENT LIABILITIES:
     Notes payable and current maturities of long-term debt                                 $    3,438
     Accounts and drafts payable                                                                53,831
     Accrued payroll and benefits                                                               51,644
     Advance billings                                                                          113,682
     Income taxes payable                                                                       33,899
     Accrued dividends payable to GTE                                                           13,035
     Other current liabilities                                                                  79,667
                                                                                            ----------

                        Total current liabilities                                              349,196

LONG-TERM DEBT, less current maturities                                                            497

EMPLOYEE BENEFIT PLAN OBLIGATIONS                                                              225,122

OTHER NON-CURRENT LIABILITIES                                                                      360

MINORITY INTEREST                                                                                1,864

COMMITMENTS AND CONTINGENCIES (Note 10)

SHAREHOLDER'S EQUITY:
     Common stock $1.00 par value;
          1,000 shares authorized, issued and outstanding                                            1
     Additional paid-in capital                                                                137,741
     Retained earnings                                                                          13,787
     Cumulative translation adjustment                                                          (2,003)
                                                                                            ----------

                        Total shareholder's equity                                             149,526
                                                                                            ----------

                        Total liabilities and shareholder's equity                           $ 726,565
                                                                                             =========

    The accompanying notes are an integral part of these combined financial statements.

                       GTE GOVERNMENT SYSTEMS CORPORATION

                          COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                               (Dollars in 000's)

                                                                                                 1998
                                                                                            ----------
REVENUE:
     Affiliate                                                                             $    57,366
     Non-affiliate                                                                           1,306,262
                                                                                            ----------

                        Total revenue                                                        1,363,628

OPERATING COSTS AND EXPENSES:
     Cost of sales (exclusive of depreciation and amortization)                              1,052,783
     Research and development                                                                   24,157
     Selling, general and administrative                                                       157,940
     Loss on sale of assets                                                                      1,692
     Depreciation and amortization                                                              33,016
                                                                                            ----------

                        Total operating costs and expenses                                   1,269,588

OPERATING INCOME                                                                                94,040

INTEREST (INCOME) EXPENSE:
     Interest expense                                                                            4,621
     Interest income                                                                            (2,921)
                                                                                            ----------
INCOME BEFORE MINORITY INTEREST AND
     PROVISION FOR INCOME TAXES                                                                 92,340

MINORITY INTEREST                                                                                  976
                                                                                            ----------
INCOME BEFORE PROVISION FOR INCOME TAXES                                                        91,364

PROVISION FOR INCOME TAXES                                                                      36,977
                                                                                            ----------
NET INCOME                                                                                  $   54,387
                                                                                            ==========

    The accompanying notes are an integral part of these combined financial statements.

                       GTE GOVERNMENT SYSTEMS CORPORATION

                   COMBINED STATEMENT OF SHAREHOLDER'S EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                               (Dollars in 000's)

                                                                          (Accumulated
                                                         Additional         Deficit) /       Cumulative
                                            Common          Paid-In           Retained      Translation
                                             Stock         Capital            Earnings       Adjustment         Total
                                             -----         -------            --------       ----------         -----
BALANCE, December 31, 1997                     $ 1        $ 137,741       $   (10,900)     $     (2,355)     $  124,487

     Net income                                  -                -            54,387                 -          54,387

     Dividends                                   -                -           (29,700)                -         (29,700)

     Effect of cumulative
          translation adjustment                 -                -                 -               352             352
                                        ----------       ----------        ----------      ------------      ----------

BALANCE, December 31, 1998                     $ 1       $  137,741        $   13,787      $     (2,003)     $  149,526
                                        ==========       ==========        ==========      =============     ==========

    The accompanying notes are an integral part of these combined financial statements.

                       GTE GOVERNMENT SYSTEMS CORPORATION

                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                               (Dollars in 000's)

                                                                                                1998
                                                                                              --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                               $ 54,387
     Adjustments to reconcile net income to net cash provided by operating activities:
               Depreciation and amortization                                                    33,016
               Minority interest                                                                   976
               Deferred income taxes                                                            (4,629)
               Loss on sale of assets, net                                                       1,692
               Changes in assets and liabilities-
                  Receivables, net                                                             (18,996)
                  Due to/from affiliate                                                         (3,714)
                  Inventories                                                                   (5,545)
                  Other current assets                                                           3,708
                  Accounts and drafts payable                                                    6,635
                  Accrued payroll and benefits                                                   2,221
                  Advance billings                                                              14,223
                  Income taxes payable                                                          16,470
                  Other current liabilities                                                     (2,907)
                  Employee benefit plan obligations                                                258
                  Other non-current liabilities                                                    358
                                                                                             ---------
                        Net cash provided by operating activities                               98,153
                                                                                             ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                      (28,346)
     Increase in other assets                                                                   (3,126)
     Proceeds from sale of property, plant and equipment                                           803
     Proceeds from sale of assets (Note 11)                                                      7,812
                                                                                             ---------
                        Net cash used in investing activities                                  (22,857)
                                                                                             ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net change in due to/from GTE                                                             (43,844)
     Principal payments under debt agreements                                                   (4,714)
     Dividends paid                                                                            (29,316)
                                                                                             ---------
                        Net cash used in financing activities                                  (77,874)
                                                                                             ---------

Effect of exchange rate changes on cash                                                            352
                                                                                             ---------

DECREASE IN CASH AND CASH EQUIVALENTS                                                           (2,226)

CASH AND CASH EQUIVALENTS, beginning of year                                                    13,599
                                                                                             ---------

CASH AND CASH EQUIVALENTS, end of year                                                       $  11,373
                                                                                             =========

CASH PAID DURING THE YEAR FOR:
     Interest                                                                                  $ 4,316
                                                                                               =======

     Income taxes                                                                             $ 29,290
                                                                                              ========

SUPPLEMENTARY DISCLOSURE OF NON-CASH ACTIVITIES:
     Capital lease obligations incurred                                                          $ 530
                                                                                                 =====

     Change in accrued dividends                                                                 $ 384
                                                                                                 =====

    The accompanying notes are an integral part of these combined financial statements.

                       GTE GOVERNMENT SYSTEMS CORPORATION

                   COMBINED STATEMENT OF COMPREHENSIVE INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                               (Dollars in 000's)

Net income                                                                                     $54,387

Other comprehensive income, net of tax
     Foreign currency translation adjustments                                                      210
                                                                                              --------
Comprehensive income                                                                          $ 54,597
                                                                                              ========


    The accompanying notes are an integral part of these combined financial statements.

                       GTE GOVERNMENT SYSTEMS CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 1998
                               (Dollars in 000's)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Operations

GTE Government Systems Corporation (GSC), was incorporated in Delaware in 1982 and is a wholly owned subsidiary of Contel Federal Systems Corporation (CFSC), which in turn is a wholly owned subsidiary of GTE Corporation (GTE). Headquartered in Needham Heights, Massachusetts, GSC provides communications and information solutions and services. GSC is a major integrator of complex communications and information systems and is a leading developer of military systems and related software. GSC's primary customers are the U.S. Department of Defense (DoD), U.S. Federal Government civilian agencies and select foreign governments.

During the first quarter of 1999, GTE publicly announced a decision to sell GTE Government Systems Corporation. The sale is expected to close in 1999.

Principles of Combination

The accompanying combined financial statements reflect the financial position and results of operations of GTE Government Systems Corporation on a combined basis. All material intercompany balances and transactions have been eliminated. For purposes of these financial statements GTE Government Systems Corporation or the Company mean the combined accounts of:

- GTE Government Systems Corporation and its subsidiaries (100% owned unless noted):
     -    GTE Government Systems Overseas Corporation
     -    GTE Overseas Systems and Services Corporation
     -    GTE Federal Services Corporation
     -    Page Europa, S.p.A.
     -    Contel Page International Holdings, Inc.
     -    Contel Page International, Inc.
     -    GTE Interactive Corporation
     -    GTE Internet Services of Egypt
     -    DELCOM, Inc. (25% non-voting ownership)

-    GTE Telecom Saudi Arabia LTD (51% ownership)

- Activities related to certain international contracts owned by other GTE affiliates.

The financial statements exclude GTE Cybertrust Solutions Incorporated, a wholly owned subsidiary of GTE Government Systems Corporation, which will be retained by GTE.

Revenue Recognition and Unbilled Receivables

The Company provides services under fixed-price, cost-reimbursement, time and material, and level of effort contracts. Revenues are generally recognized using the percentage-of-completion method as costs are incurred, and include applicable fees in the proportion that costs incurred bear to total estimated costs. Changes in contract fee rates result in cumulative fee adjustments booked to current period income. Award fees under cost-reimbursement contracts are generally recognized upon receipt of contract modification incorporating the award. When a loss is indicated on any contract in process, provision for the estimated loss is charged to income currently, as measured by comparing projected revenues against projected costs prior to the absorption of general and administrative (G&A) expenses.

Accrued revenues in excess of billings are reported as unbilled receivables. Such amounts usually become billable upon completion of a specific phase of the contract, negotiation of contract modifications, completion of government audit or upon acceptance by the customer. The Company's unbilled receivables are generally expected to be billed and collected within one year. Costs related to certain contracts, including applicable indirect costs, are subject to audit by the U.S. Government. Price adjustment reserves are established for flexibly priced contracts to recognize the estimated difference between overhead and G&A rates used to record sales and the expected recoverable rates after negotiation with the government. Billings in excess of accrued revenues are reported as Advance Billings.

The Company generally requires that funded contract value be awarded in order to accrue revenue and margin. Amounts related to claims are included in revenues only when they can be reliably estimated and realization is probable.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions, including estimates of anticipated contract costs and revenues utilized in the earnings recognition process, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements of the Company's foreign subsidiaries are translated in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation." The foreign subsidiaries' functional currency is the subsidiary's local currency. Accordingly, the Company's foreign subsidiaries translate monetary assets and liabilities at year-end exchange rates while non-monetary items are translated at historical rates. Income and expense accounts are translated at the average rates in effect during the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are included in the cumulative translation adjustment. Net realized gains and losses resulting from foreign currency remeasurement and transaction gains and losses are included in the combined statement of income.

Income Taxes

The Company accounts for income taxes using the liability method as set forth in SFAS No. 109, "Accounting for Income Taxes." Under this method deferred taxes and liabilities are established for the temporary differences between the accounting bases and tax bases of the Company's assets and liabilities. Deferred taxes are measured using enacted tax rates. Provisions for income taxes recognize the tax effect of all revenue and expense transactions as well as any changes during the period in deferred tax assets and liabilities. The effects of changes in tax rates and laws on deferred tax assets and liabilities are reflected in net income in the period in which such changes are enacted.

The Company's results are included in GTE's consolidated federal income tax return and certain state income tax returns. As a result, the Company participates in a tax sharing agreement with GTE and records and remits certain tax payments to GTE based on its tax liability on a separate company basis.

Cash and Cash Equivalents

Cash and cash equivalents include investments in short-term, highly liquid securities, which have maturities when purchased of three months or less. The Company classifies drafts outstanding in Accounts and Drafts Payable. At December 31, 1998, there was $13,356 of drafts outstanding.

At December 31,1998, $5,468 of cash and cash equivalents were held by GTE Telecom Saudi Arabia Limited. In addition, the Company has $3,337 invested in certificates of deposits in banks located in the Cayman Islands which may be subject to U.S. taxation when repatriated.

Financial Instruments

The fair value of the Company's financial instruments, including debt, accounts payable and receivables, closely approximate their carrying value.

Inventories

Inventories consist primarily of common production builds, contract work completed in advance of customer funding, and procurements in advance of customer requirements designed to achieve pricing breaks and/or to maintain anticipated delivery schedules. Common production builds are distributed to benefiting contracts based on average cost. Most other inventory is tracked based on actual cost. Inventories are stated at the lower of cost or net realizable value.

Property, Plant and Equipment

Property, plant and equipment (PP&E) is stated at original cost. Assets lives and depreciation methods are generally as follows:

   Data processing equipment          6 years                  Double declining balance
   Machinery and equipment            3-20 years               Double declining balance
   Buildings and improvements         20-50 years              Straight line or 150% declining balance
   Furniture and fixtures             7-15 years               Double declining balance
   Leasehold improvements             Life of lease
                                      or economic life         Straight line
   Long-life spare parts              7 years                  Straight line
   Property under capital leases      Life of lease            Double declining balance

Revenue assets are purchased for specific contracts and depreciated as direct contract charges on a straight-line basis over the contract term.

Betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance are expensed. The cost and accumulated depreciation applicable to assets retired are removed from the accounts and the gain or loss in disposition, if any, is recognized in income.

Other Assets

Other assets consist primarily of goodwill and capitalized software development costs.

Goodwill at December 31, 1998 reflects the costs in excess of fair value of the net assets of a company acquired in a purchase transaction, and is being amortized over 20 years.

Software development costs for new software and for enhancements to existing software are expensed as incurred prior to the establishment of technological feasibility and subsequent to general release of the product. Software development costs, after technological feasibility, have been capitalized and are being amortized on a straight-line basis over the estimated life of the products or 3 years, whichever is less.

Impairment of Long-lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the sum of the expected non-discounted cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss. Based on its review, the Company does not believe that any material impairment of its long-lived assets has occurred as of December 31, 1998.

Recent Accounting Pronouncements

Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in the financial statements. Comprehensive income includes all non-owner related changes in a company's equity including, among other things, foreign currency translation adjustments.

In March 1998 the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1, effective January 1, 1999, defines internal-use software and requires that the cost of such software be expensed as incurred until certain capitalization criteria are met. External direct costs of materials and services consumed in developing or obtaining internal-use computer software, and payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project (to the extent of the time spent directly on the project) are capitalized. The Company has elected to expense in-house developed internal-use software with a cost below $500, and purchased software with a cost below $200. Generally, training costs and data conversion costs are expensed as incurred. Prior to the effective date of SOP 98-1, the Company's practice has generally been to expense internal-use software.

In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires all costs associated with pre-opening, pre-operating and organization activities to be expensed as incurred. The Company will adopt SOP 98-5 beginning January 1, 1999. The Company believes that adoption of SOP 98-5 will not have a material impact on the Company's financial statements or results of operations.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement the statement as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998 and thereafter). SFAS No. 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instruments and
(b) certain derivative instruments embedded in hybrid contracts that were issued, acquired or substantially modified after December 31, 1997 (and, at the Company's election, before January 1, 1998). The Company does not expect that the adoption of this statement will have a material impact on the Company's financial position or results of operations.

Minority Interest

Minority interest at December 31, 1998 relates to GTE Telecom Saudi Arabia LTD (51% GTE ownership).

Transactions With Parent and Affiliates

The Company is billed by GTE for certain management, research and development, accounting, treasury, human resource and brand name advertising services. These charges amounted to $20,321 for the year ended December 31, 1998. The amounts charged for these transactions are based on a beneficiary analysis performed by GTE with expenses prorated and invoiced accordingly. GTE provides financing, investment and cash management services for the Company. The Company had a net receivable from GTE of $9,185 as of December 31, 1998, which earned interest at a rate of 5.7%. Net interest expense on intercompany borrowings amounted to $2,129 in 1998.

The Company performs significant services under contract for other GTE affiliates. Revenues under these contracts were $57,366 for the year ended December 31, 1998. The Company had a net receivable from affiliates of $6,240 at December 31, 1998.

2.   RECEIVABLES:

Receivables as of December 31, 1998, consisted of the following:

            Trade receivables                               $ 194,036
            Unbilled receivables                              198,578
            Employee and other receivables                      5,536
            Allowance for doubtful accounts                    (4,669)
                                                            ---------

                        Receivables, net                    $ 393,481
                                                            =========

The Company classifies in other current liabilities price adjustment reserves which are established for flexibly priced contracts to recognize the estimated difference between overhead and G&A rates used to record sales and the expected recoverable rates after negotiation with the government (See Note 7).

3.   INVENTORIES:

As of December 31, 1998, inventories consisted of the following:

            Raw material                                    $   1,438
            Work in process                                    55,334
            Finished goods                                        146
                                                            ---------

                        Total inventories                   $  56,918
                                                             ========

4.   PROPERTY, PLANT AND EQUIPMENT:

As of December 31, 1998, property, plant and equipment consisted of the following:

         Land                                                         $    3,588
         Data processing equipment                                       118,951
         Machinery and equipment                                          84,780
         Furniture and fixtures                                           40,128
         Buildings and improvements                                      117,612
         Revenue assets                                                   56,401
         Long-life spare parts                                             7,572
         Property under capital leases                                     3,707
         Construction in process                                           7,875
                                                                       ---------

         Property, plant and equipment, at cost                          440,614

         Accumulated depreciation                                       (316,195)
                                                                       ---------
         Property, plant and equipment, net                           $  124,419
                                                                       =========

Depreciation expense in 1998 was $29,916, including $461 for property under capital leases.

5.   OTHER ASSETS:

As of December 31, 1998, other assets consisted of the following:

         Goodwill                                                     $   16,074
         Capitalized software                                              4,891
         Other                                                             1,340
                                                                       ---------
         Other assets, at cost                                            22,305

         Accumulated amortization                                        (11,023)
                                                                       ---------
         Other assets, net                                            $   11,282
                                                                       =========

Goodwill amortization expense was $656 in 1998. Capitalized software amortization expense was $2,444 in 1998, including $1,815 related to Network Management Organization which was sold in November 1998 (See Note 11).

6.   DEBT:

As of December 31, 1998, debt consisted of the following:

      Notes payable                                                   $    2,718
      Capital lease agreements (see Note 10)
            Due to affiliates                                                261
            Due to nonaffiliates                                             956
                                                                        --------
                                                                           3,935

      Less notes payable and current maturities                            3,438
                                                                        --------

                                                                      $      497
                                                                       =========

The Company's subsidiary, Page Europa S.p.A., has various line of credit agreements with banks which allow for borrowings of up to $35,000. Interest is payable quarterly. Borrowings under these lines of credit bear interest at a weighted average rate of 5.47% at December 31, 1998 and generally expire on December 31, 1999. At December 31, 1998 $2,718 was outstanding under these line of credit agreements. As of December 31, 1998 Page Europa, S.p.A. is in compliance with all debt covenants.

7.   OTHER CURRENT LIABILITIES:

As of December 31, 1998, other current liabilities consisted of the following:

         Accrued expenses                                               $ 39,079
         Price adjustment reserves                                        27,658
         Warranty accruals                                                11,285
         Contract loss provisions                                          1,645
                                                                        --------

                        Total                                           $ 79,667
                                                                        ========

Included in accrued expenses are accrued contract costs of $15,364 related to the Company's obligation to ensure the commercial availability of certain spare parts under a contract that extends through the year 2008.

Price adjustment reserves are established for flexibly priced contracts to recognize the estimated difference between overhead and G&A rates used to record sales and the expected recoverable rates after negotiation with the government. The reserve considers management's estimate of overhead rate and G&A differences as well as the effect of open audit questions, non-compliance assertions, and the impact of negotiated settlements which have not been applied at the individual contract level.

Warranty accruals are established for contract warranty provisions.

Contract loss provisions are established for the projected marginal losses on contracts, as measured by comparing projected revenues against projected costs prior to the absorption of G&A expense.

8.   EMPLOYEE BENEFIT PLAN OBLIGATIONS:

As of December 31, 1998, the employee benefit plan liabilities consisted of the following:

         Postretirement health and life insurance                      $ 182,595
         Other employee benefit plan obligations                          48,244
                                                                        --------

                                                                         230,839


         Less current postretirement health and
           life insurance liabilities                                     (5,717)
                                                                        --------

              Total long-term employee benefit plan liabilities        $ 225,122
                                                                        ========

Incentive Compensation Plans

GTE sponsors several incentive compensation plans to provide awards to its officers and employees as well as the officers and employees of its subsidiaries. To be entitled to an annual award, a participant in the plans must be an employee of GTE or an affiliate at the end of the plan year. Awards under the plans may be granted in either cash or stock or a combination at the discretion of the Compensation Committee of the Board of Directors of GTE. The Company records a fixed incentive compensation expense based on an amount provided from GTE Service Corporation which is determined based on the participants' salaries. The Company records an additional estimate of a discretionary performance based award. Under one of the plans, a participant may elect to be paid for their award or defer it until a later date. During 1998, the Company recorded $7,972 of compensation expense under these plans.

Stock Option Plans

GTE maintains broad-based stock option plans that cover substantially all employees. The Company participates in these plans. Prior to 1997, options were granted separately or in conjunction with stock appreciation rights (SARs). In 1997 the GTE long-term incentive plan (the LTIP) was approved. Each option granted under the LTIP conveys the right to purchase at fair market value on the date of grant, shares of GTE common stock. GTE has historically hedged the potential appreciation related to the SARs and as a result, GTE incurred no net compensation expense in 1998. Accordingly, no amounts have been allocated to the Company relative to the SARs.

Savings Plans

The Company participates in the employee savings plans sponsored by GTE under
Section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time employees. Under the plans, GTE provides matching contributions in GTE common stock based on qualified employee contributions. Matching contributions charged to expense by the Company during 1998 were $13,153.

Retirement Plans

The Company participates in noncontributory defined benefit pension plans sponsored by GTE covering substantially all employees. The benefits to be paid under these plans are generally based on years of credited service and average final earnings. GTE's funding policy, subject to the minimum funding requirements of employee benefit and tax laws, is to contribute such amounts as are determined on an actuarial basis to accumulate funds sufficient to meet the plans' benefit obligation to employees upon their retirement. The assets of the plans consist primarily of corporate equities, government securities, and corporate debt securities.

The structure of GTE's benefits plans does not provide for the determination of certain disclosures required by SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." However, the significant weighted-average assumptions used by GTE for the pension measurements were as follows at December 31, 1998:

      Discount rate                                 7.00%
      Rate of compensation increase                 4.75%
      Expected return on plan assets                9.00%

Net periodic benefit cost was $617 for the year ended December 31, 1998.

Postretirement Benefits Other Than Pensions

Substantially all of the Company's employees are covered under postretirement healthcare and life insurance benefit plans sponsored by GTE. The determination of benefit cost for postretirement health plans is generally based on comprehensive hospital, medical and surgical benefit plan provisions.

The weighted-average assumptions used by GTE in the actuarial computations for postretirement benefits were as follows at December 31, 1998:

      Discount rate                                 7.00%
      Expected return on plan assets                8.00%

Postretirement benefit cost was $5,307 for the year ended December 31, 1998.

Supplemental Executive Retirement Plan

GTE sponsors a supplemental executive retirement plan for certain executives which the Company participates in. This supplemental plan provides for pension benefits to be paid on incentive compensation not considered by the GTE retirement plan. The Company recorded $3,601 in expense related to this plan for the year ended December 31, 1998.

Long-Term Disability and Worker's Compensation

The Company participates in GTE's long-term disability and workers compensation plan. The Company records its liability based on information provided to it by GTE.

Executive Life Insurance

GTE sponsors executive life insurance plans. These plans provide eligible executives of GTE and its affiliates a postretirement life insurance benefit on a graduated scale of one to three times final base salary. Upon retirement, a participant can elect to continue life insurance coverage or convert to an annuity or lump sum supplemental retirement benefit. Certain executives of the Company participate in this plan.

9.   INCOME TAXES:

The components of domestic and foreign income before provision for income taxes are as follows:

            Domestic                                      $ 90,115
            Foreign                                          1,249
                                                           -------

                        Total                             $ 91,364
                                                           =======

The components of the provision for income taxes for the year ended December 31, 1998 are:

            Current:
              Federal                                     $ 33,443
              State                                          7,597
              Foreign                                          523
                                                            ------
                                                            41,563
                                                            ------

            Deferred:
              Federal                                       (3,624)
              State                                           (962)
              Foreign                                            -
                                                            ------
                                                            (4,586)
                                                            ------

                        Provision for income taxes        $ 36,977
                                                          ========

A reconciliation between taxes computed by applying the statutory federal income tax rate of 35% to pre-tax income and income taxes provided in the combined statement of income is as follows:

            Provision at federal statutory rate           $ 31,977
            State taxes, net of federal benefit              4,313
            Other, net                                         687
                                                            ------
                        Total provision                   $ 36,977
                                                            ======

The tax effects of temporary differences that give rise to the deferred income tax assets and deferred income tax liabilities at December 31, 1998 are as follows:

            Depreciation of fixed assets                               $   1,631
            Pension and benefit plans                                     17,609
            Other post retirement benefits                                73,986
            Contract accruals and provisions                              20,911
            Amortization of intangibles                                   (4,805)
            Other, net                                                       514
                                                                       ---------

                        Net deferred tax assets                        $ 109,846
                                                                       =========

Based on management's assessment, it is more likely than not that the net deferred tax assets will be realized.

10.  COMMITMENTS AND CONTINGENCIES:

Lease Commitments

The Company leases various equipment and buildings under operating and capital leases. The following is a schedule to approximate future minimum lease payments under these leases

                       Operating                       Capital
Fiscal Year               Leases                        Leases

1999                    $ 14,986                       $   805
2000                      13,238                           369
2001                      11,217                           159
2002                       4,612                             9
2003                       3,205                             4
Thereafter                 8,753                             0
                        --------                       -------
      Total             $ 56,011                       $ 1,346
                        ========

Less amount representing interest                          129
                                                       -------

      Present value of minimum lease payments            1,217

Less current portion                                       720
                                                       -------

      Long-term portion                                $   497
                                                       =======

Rental expense charged to operations was approximately $21,315 in 1998, of which $6,622 was payable to GTE affiliates.

Contingencies

The Company, as a government contractor, is from time to time subject to U.S. Government investigations relating to its operations and recently responded to a grand jury subpoena. It is too early in the investigation process to assess what, if any, charges may be asserted against the Company, and if so, what the potential range of liability may be. Government contractors that are found to have violated the False Claims Act, or are indicted or convicted for violations of other Federal laws, or are considered not to be responsible contractors may be suspended or debarred from government contracting for some period of time. Such convictions could also result in fines. Given the Company's dependence on government contracting, suspension or debarment could have a material adverse effect on the Company.

The Company is negotiating with the U.S. Government under a contract for the recovery of stepped-up depreciation and related costs pertaining to certain assets acquired from Western Union in 1986. The Government's Contracting Officer has not yet issued a final decision. If the Company were to prevail, a pre-tax gain of approximately $21,000 would be realized, including the impact of booked reserve positions. If the U.S. Government were to prevail, a pre-tax loss of approximately $11,000 would be incurred after the effect of booked reserve positions. In management's opinion, it is probable that the Company will recover at least enough from this negotiation to avoid a pre-tax loss.

Litigation

The Company is subject to a number of proceedings arising out of the normal conduct of its business. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the results of operations or the financial position of the Company.

Other

In the ordinary course of events, the Company has entered into letter of credit arrangements and other arrangements with GTE, financial institutions and insurance carriers aggregating approximately $109,000 at December 31, 1998.

11.  SALE OF ASSETS

In November 1998 the Company sold the assets of the Network Management Organization (NMO). The sale, after consideration of all related obligations, resulted in a loss of $1,400 which is reflected in operating expenses in the accompanying combined statement of income. Summarized results of operations for NMO during 1998 included in the accompanying combined statement of income are as follows:

      Revenue                                                $11,380
      Operating costs and expenses                            16,204
                                                             -------
      Operating loss                                          (4,824)
      Other expense                                              198
                                                             -------
      Loss before taxes                                      $(5,022)
                                                             =======

12. BUSINESS SEGMENTS

Effective January 1, 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing their performance.

The Company's reportable segments are strategic business units that offer different products and services. They are managed separately because each business unit requires different technologies, employee skill sets and market strategies:

1. Communications Systems Division (CSD): Headquartered in Taunton, Massachusetts, CSD is responsible for strategic and tactical battlefield systems for U.S. DoD and international customers. The division provides integrated telecommunications solutions using custom-designed and commercial-off-the shelf products to meet the needs of military and selected international and commercial customers. CSD has major contracts with the U.S. Army for mobile tactical communications, network management, and common hardware / software supply. With the National Security Agency, CSD holds major contracts for development and delivery of key management, Local Area Network, Wide Area Network and Asynchronous Transfer Mode (ATM) encryption equipment.

2. Electronic Systems Division (ESD): Headquartered in Mountain View, California, ESD provide end-to-end solutions related to intelligence and information operations. ESD is a leading provider to the U.S. military and national intelligence communities of custom information management systems and services. ESD's business is distributed among six capability groups: information operations; signal intelligence; information and mission management; processing and exploitation; information operations modeling and simulation; and command, control communications, computer intelligence surveillance and reconnaissance.

3. Information Systems Division (ISD): Headquartered in Chantilly, Virginia, ISD provides a broad range of integrated telecommunications services and information solutions to the U.S. DoD, the U.S. Federal Government civilian agencies, state and local governments, and select commercial customers. ISD's services and products fall into the following four categories: professional services, such as business process reengineering and systems architecture design; business systems integration including enterprise modernization, office automation systems and program management; information infrastructure solutions, such as global communications systems, network modeling and simulation, and network security; and information technology operations and support.

4. Worldwide Telecommunications Services (WTS): Headquartered in Needham Heights, Massachusetts, WTS's resources are focused on the engineering, furnishing, installation (EF&I), operation, and maintenance (O&M) of voice, video and data communications systems for the U.S. DoD, the U.S. Federal Government civilian agencies and selected commercial customers. These systems include ATM networks, large digital switches, satellite communications, campus distribution, cellular / personal communications services, military intelligence, and utility meter reading systems. WTS also provides EF&I services to NATO customers, GTE International, GTE Wireless and GTE Internetworking.

The accounting policies of the operating segments are described in the summary of significant accounting policies (see note 1). The chief operating decision makers evaluate performance based on several factors, of which the primary financial measure is net income.

The following table reflects reportable segment-specific information:

                                                                                                              GSC
                                                                                                      Headquarters /
                                           CSD             ESD             ISD               WTS             Other             Total

Revenues:
     Non-affiliate                   $ 391,180       $ 249,384       $ 206,817         $ 445,103          $ 13,778        $1,306,262
     Affiliate                          12,249           5,387             184            38,067             1,479            57,366
     Intersegment                          254             224               6            12,232           (12,716)                0
                                     ---------       ---------       ---------         ---------          ---------       ----------
     Total                             403,683         254,995         207,007           495,402             2,541         1,363,628

U.S. Government revenues               344,657         232,314         200,865           367,797             2,422         1,148,055
     % of total revenues                 85.4%           91.1%           97.0%             74.2%             95.3%             84.2%

Depreciation and amortization            4,086          10,156           2,584             5,666            10,524            33,016

Operating income                        38,927          18,287          13,445            33,903          (10,522)            94,040

Net interest expense                       605           1,710           1,219             2,961           (1,874)             4,621

Net interest (income)                        0            (18)               0             (514)           (2,389)           (2,921)

Income taxes                            15,550           6,804           5,004            12,703            (3,084)           36,977

Net income                              22,772           9,791           7,222            17,745            (3,143)           54,387


Identifiable assets as of
     December 31, 1998                 149,346         151,903          96,810           182,617           145,889           726,565

Capital expenditures                     4,898           8,141           4,707             3,342             7,258            28,346

The Company principally operates within the United States; however, it does operate in certain foreign locations. Domestic revenues were 92.3% of total revenues in 1998. Of the Company's total identifiable assets, 96.9% were held domestically.

Intersegment revenues are generally based on arms-length transactions between the segments, and include an equitable allocation of all related costs. Common operating expenses are allocated to the segments primarily using the three-factor formula (based on an equal weighting of a segment's revenues, payroll, and property/inventory to the total of these categories for the four segments). Interest expense is primarily allocated to the segments using an imputed interest calculation of 2% annualized against total segment capital. All significant intersegment amounts have been eliminated.

"GSC headquarters / other" includes unallocated expenses and income, intersegment eliminations and the results of NMO (See Note 11).

As displayed in the table above, the U.S. Government contributes over 10% of the revenues for each segment. No other single customer contributes over 10% of the revenue for any individual segment.

                                                                     Item 7 (a).

                       GTE GOVERNMENT SYSTEMS CORPORATION
                             COMBINED BALANCE SHEET
                                 MARCH 31, 1999
                                   (UNAUDITED)
                               (Dollars in 000's)

ASSETS
------
CURRENT ASSETS
     Cash and cash equivalents                                   $   8,232
     Receivables, net                                              395,889
     Due from GTE and affiliates                                     8,824
     Inventories                                                    45,267
     Deferred income taxes                                          23,356
     Other                                                           7,459
                                                                 ---------
   Total Current Assets                                            489,027

PROPERTY, PLANT AND EQUIPMENT, NET                                 120,531
DEFERED INCOME TAXES                                                82,463
OTHER ASSETS, NET                                                   11,974
                                                                 ---------
   Total Assets                                                  $ 703,995
                                                                 =========

LIABILITIES AND SHAREHOLDER'S EQUITY
------------------------------------
CURRENT LIABILITIES
     Notes payable and current maturities of long-term debt      $   3,919
     Accounts and drafts payable                                    35,477
     Due to GTE and affiliates                                       8,396
     Accrued payroll and benefits                                   58,683
     Advance billings                                              107,788
     Income taxes payable                                           20,976
     Accrued dividends payable to GTE                                4,800
     Other current liabilities                                      78,085
                                                                 ---------
   Total Current Liabilities                                       318,124

LONG-TERM DEBT, LESS CURRENT MATURITIES                                398
EMPLOYEE BENEFIT PLAN OBLIGATIONS                                  229,016
OTHER NONCURRENT LIABILITIES                                           360
MINORITY INTEREST                                                    1,958
SHAREHOLDER'S EQUITY
     Common stock $1.00 par value; 1,000 shares authorized,
       issued and outstanding                                            1
     Additional paid-in-capital                                    137,741
     Retained earnings                                              18,817
     Cumulative translation adjustment                              (2,420)
                                                                 ---------
          Total Shareholder's Equity                               154,139
                                                                 ---------
          Total Liabilities and Shareholder's Equity             $ 703,995
                                                                 =========

                       GTE GOVERNMENT SYSTEMS CORPORATION
                          COMBINED STATEMENTS OF INCOME
                                   (UNAUDITED)
                               (Dollars in 000's)

                                                                     Three Months Ended March 31,
                                                                     ----------------------------
                                                                          1999           1998
                                                                          ----           ----
REVENUE                                                               $ 340,794       $ 296,178
OPERATING COSTS AND EXPENSES
   Cost of sales (exclusive of depreciation and amortization)           272,928         235,522
   Research and development                                               4,073           6,192
   Selling, general and administrative                                   41,409          34,773
   Depreciation and amortization                                          6,016           7,667
                                                                      ---------       ---------
   Total operating costs and expenses                                   324,426         284,154
                                                                      ---------       ---------
OPERATING INCOME                                                         16,368          12,024
   Other non-operating expense                                              173              (8)
   Interest (income) expense                                                 (7)            346
                                                                      ---------       ---------
INCOME BEFORE PROVISION FOR INCOME TAXES                                 16,202          11,686
   Provision for income taxes                                             6,726           5,261
                                                                      ---------       ---------
NET INCOME                                                            $   9,476       $   6,425
                                                                      =========       =========

                       GTE GOVERNMENT SYSTEMS CORPORATION
                        COMBINED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                 (Dollars 000's)

                                                                        Three Months Ended March 31,
                                                             --------------------------------------------------
                                                                   1999                                1998
                                                             ---------------                    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                $      9,476                       $      6,425
   Adjustments to reconcile net income to net
      cash provided by operating activities:
            Depreciation and amortization                           6,016                              7,667
            Deferred income taxes                                   4,027                             (5,066)
            Changes in assets and liabilities:
                 Receivables, net                                  (5,012)                             6,192
                 Inventories / other current assets                 8,013                             (1,171)
                 Income taxes and interest payable                (13,452)                             8,802
                 Other current liabilities                        (16,045)                             3,809
                 Other noncurrent liabilities                         797                              2,747
                                                             ---------------                    ---------------

      Net Cash Provided by Operating Activities                    (6,180)                            29,405
                                                             ---------------                    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                            (1,895)                            (4,513)
   Increase in other assets                                            27                                522
   Proceeds from sale of property, plant and equipment                 42                                 19
                                                             ---------------                    ---------------

     Net Cash Used by Investing Activities                         (1,826)                            (3,972)
                                                             ---------------                    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net change in due to/from GTE                                   17,490                            (15,611)
   Principal payments under debt agreements                           410                             (1,312)
   Dividends paid                                                 (13,035)                           (12,651)
                                                             ---------------                    ---------------

     Net Cash Used by Financing Activities                          4,865                            (29,574)
                                                             ---------------                    ---------------


DECREASE IN CASH AND CASH EQUIVALENTS                              (3,141)                            (4,141)
CASH AND EQUIVALENTS, beginning of period                          11,373                             13,599
                                                             ---------------                    ---------------
CASH AND EQUIVALENTS, end of period                          $      8,232                       $      9,458
                                                             ===============                    ===============

                                                                     Item 7 (b).

                          GENERAL DYNAMICS CORPORATION

                     PRO FORMA COMBINED FINANCIAL STATEMENTS

                                   (UNAUDITED)

        On June 21, 1999, General Dynamics Corporation entered into an agreement to acquire certain business units of GTE Government Systems Corporation, a subsidiary of GTE Corporation, for $1.05 billion in cash. The following unaudited pro forma combined financial statements give effect to the acquisition using the purchase method of accounting. The unaudited pro forma combined financial statements have been prepared from, should be read in conjunction with and are qualified in their entirety by reference to the historical consolidated financial statements and notes thereto for General Dynamics included in its Annual Report on Form 10-K for the year ended December 31, 1998, and the historical combined financial statements of GTE Government Systems as of December 31, 1998 which are included in this Current Report on Form 8-K.

        The unaudited pro forma combined financial statements give effect to the acquisition as if it had been consummated, with respect to the statement of earnings, at the beginning of the periods presented or, with respect to the balance sheet, as of the dates presented. The pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that General Dynamics believes are reasonable under the circumstances.

        The combining companies have different quarterly reporting periods. General Dynamics' interim financial data is based on a 13-week period. GTE Government Systems data is as of and for the three months ended March 31, 1999.

        The unaudited pro forma combined financial statements are not necessarily indicative of the actual or future financial position or results of operations that would have occurred or will occur upon closing of the acquisition.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                (Dollars in millions, except per share amounts)

                                                             Three Months Ended April 4, 1999
                                               ------------------------------------------------------
                                                                   GTE
                                                  General      Government                   Pro Forma
                                                 Dynamics        Systems     Adjustments    Combined
                                                ----------     ----------    -----------    ---------
Net sales                                        $ 1,377       $    341       (52)  (a)     $  1,666
Operating costs and expenses                       1,234            325       (46)  (a,b)      1,513
                                                   -----            ---      -----             -----
Operating earnings                                   143             16        (6)               153
     Interest (expense) income, net                   (1)             -       (14)  (a)          (15)
     Other income,  net                                9              -         -                  9
                                                   -----            ---      -----             -----

Earnings before income taxes                         151             16       (20)               147
(Benefit) / provision for income taxes
     R&E tax credit                                 (165)             -         -               (165)
     Provision                                        51              7        (8)  (e)           50
                                                   -----            ---      -----             -----
                                                    (114)             7        (8)              (115)
                                                   -----            ---      -----             -----


Net earnings                                     $   265       $      9     $ (12)          $    262
                                                   =====            ===      =====             =====

Net earnings per share:
     Basic                                       $   2.09                                   $   2.06
     Diluted                                         2.07                                       2.04

Weighted average shares outstanding
    (in millions):

     Basic                                          127.0                                      127.0
     Diluted                                        128.3                                      128.3


See notes to unaudited pro forma combined financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF EARNINGS
                (Dollars in millions, except per share amounts)

                                                             Year Ended December 31, 1998
                                               -----------------------------------------------------------
                                                                  GTE
                                                  General     Government                       Pro Forma
                                                  Dynamics      Systems    Adjustments          Combined
                                                  --------    ----------   -----------         ---------
Net sales                                      $   4,970       $  1,364     $  (207) (a)        $ 6,127
Operating costs and expenses                       4,428          1,270        (177) (a,b,d)      5,521
                                                   -----          -----        -----              -----
Operating earnings                                   542             94         (30)                606
     Interest (expense) income, net                    4             (2)        (53) (a,c)          (51)
     Other income, net                                 3              -           -                   3
                                                   -----          -----        -----              -----

Earnings before minority interest and
     income taxes                                    549             92         (83)                558
Minority interest                                      -             (1)          -                  (1)
                                                   -----          -----        -----              -----
                                                     549             91         (83)                557

Provision for income taxes                           185             37         (33) (e)            189
                                                   -----          -----        -----              -----

Net earnings                                   $     364       $     54     $   (50)            $   368
                                                   =====          =====        =====              =====

Net earnings per share:

     Basic                                     $     2.88                                       $   2.91
     Diluted                                         2.86                                           2.89

Weighted average shares outstanding
    (in millions):
     Basic                                          126.4                                          126.4
     Diluted                                        127.2                                          127.2

See notes to unaudited pro forma combined financial statements.

                      UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (Dollars in millions)

                                                                                     As of April 4, 1999
                                                               ------------------------------------------------------------
                                                                                  GTE
                                                                  General     Government                         Pro Forma
ASSETS                                                            Dynamics      Systems      Adjustments          Combined
-------                                                          ----------   ----------     -----------         ---------
CURRENT ASSETS
     Cash and equivalents                                       $    133       $    8     $    (141) (f)          $     -
     Marketable securities                                            52            -           (52) (f)                -
                                                                      --       ------           ----              -------
                                                                     185            8          (193)                    -
     Accounts receivable                                             314          396           (77) (a,g)            633
     Due from GTE and affiliates                                       -            9            (9) (a,g)              -
     Contracts in process                                          1,186            -           227  (g)            1,413
     Inventories                                                       -           45           (45) (a,g)              -
     Deferred income taxes                                             -           23           (23) (a,g)              -
     Other current assets                                            729            8            16  (a,g)            753
                                                                   -----         ----          ----                 -----
   Total Current Assets                                            2,414          489          (104)                2,799
NONCURRENT ASSETS
     Leases receivable-finance operations                            181            -             -                   181
     Real estate held for development                                 63            -             -                    63
     Property, plant and equipment, net                              718          121            (8) (a)              831
     Intangible assets                                             1,528            -           725  (f,h,i,j)      2,253
     Deferred income taxes                                             -           82           (82) (a,g)              -
     Other assets                                                    202           12            61  (g,h)            275
                                                                   -----         ----          ----                 -----
   Total Noncurrent Assets                                         2,692          215           696                 3,603
                                                                   -----         ----          ----                 -----
                                                                $  5,106       $  704     $     592               $ 6,402
                                                                   =====         ====          ====                 =====

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
     Current portion of long-term debt                          $      -       $    4     $     850  (i)          $   854
     Short-term debt-finance operations                               58            -             -                    58
     Accounts payable                                                215           35            (5) (a)              245
     Due to GTE and affiliates                                         -            8            (8) (a)                -
     Accrued payroll and benefits                                      -           59           (59) (a,g)              -
     Customer deposits                                                 -          108          (108) (a,g)              -
     Income taxes payable                                              -           21           (21) (a)                -
     Accrued dividends payable to GTE                                  -            5            (5) (a)                -
     Other current liabilities                                     1,301           78           127  (a,g)          1,506
                                                                   -----         ----          ----                 -----
   Total Current Liabilities                                       1,574          318           771                 2,663
NONCURRENT LIABILITIES
     Long-term debt                                                  162            -             -                   162
     Long-term debt-finance operations                                79            -             -                    79
     Employee benefit plan obligations                                 -          229           (25) (a)              204
     Other liabilities                                               802            1             -                   803
     Minority interest in consolidated
          subsidiaries                                                 -            2             -                     2
                                                                   -----         ----          ----                 -----
   Total Noncurrent Liabilities                                    1,043          232           (25)                1,250
SHAREHOLDERS' EQUITY
     Common stock, par                                               169            -             -                   169
     Additional paid-in-capital                                      143          137          (137) (j)              143
     Retained earnings                                             2,875           19           (19) (j)            2,875
     Treasury stock                                                 (695)           -             -                  (695)
     Accumulated other comprehensive
          income                                                      (3)          (2)            2  (j)               (3)
                                                                   -----         ----          ----                 -----
   Total Shareholders' Equity                                      2,489          154          (154)                2,489
                                                                   -----         ----          ----                 -----
                                                                $  5,106       $  704     $     592               $ 6,402
                                                                   =====         ====          ====                 =====


See notes to unaudited pro forma combined financial statements.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (Dollars in millions)


                                                                                As of December 31, 1998
                                                               -----------------------------------------------------------
                                                                                   GTE
                                                                   General     Government                       Pro Forma
ASSETS                                                             Dynamics      Systems    Adjustments          Combined
------                                                             --------    ----------   -----------         ---------
CURRENT ASSETS
     Cash and equivalents                                        $    127      $    11     $    (107) (f)         $    31
     Marketable securities                                             93            -           (93) (f)               -
                                                                       --         ----          ----                 -----
                                                                      220           11          (200)                  31
     Accounts receivable                                              316          394           (76) (a,g)           634
     Due from GTE and affiliates                                        -           15           (15) (a,g)             -
     Contracts in process                                             952            -           237  (g)           1,189
     Inventories                                                        -           57           (57) (a,g)             -
     Deferred income taxes                                              -           24           (24) (a,g)             -
     Other current assets                                             385            4            19  (a,g)           408
                                                                    -----         ----          ----                -----
   Total Current Assets                                             1,873          505          (116)               2,262
NONCURRENT ASSETS
     Leases receivable-finance operations                             181            -             -                  181
     Real estate held for development                                  65            -             -                   65
     Property, plant and equipment, net                               698          125            (8) (a)             815
     Intangible assets                                              1,525            -           728  (f,h,i,j)     2,253
     Deferred income taxes                                              -           86           (86) (a,g)             -
     Other assets                                                     230           11            64  (g,h)           305
                                                                    -----         ----          ----                -----
   Total Noncurrent Assets                                          2,699          222           698                3,619
                                                                    -----         ----          ----                -----
                                                                 $  4,572      $   727     $     582              $ 5,881
                                                                    =====         ====          ====                =====

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
     Current portion of long-term debt                           $      2      $     3     $     850  (i)             855
     Short-term debt-finance operations                                58            -             -                   58
     Accounts payable                                                 295           54            (8) (a)             341
     Accrued payroll and billings                                       -           52           (52) (a,g)             -
     Customer deposits                                                  -          114          (114) (a,g)             -
     Income taxes payable                                               -           34           (34) (a)               -
     Accrued dividends payable to GTE                                   -           13           (13) (a)               -
     Other current liabilities                                      1,106           79           128  (a,g)         1,313
                                                                    -----          ---          ----                -----
   Total Current Liabilities                                        1,461          349           757                2,567
NONCURRENT LIABILITIES
     Long-term debt                                                   167            -             -                  167
     Long-term debt-finance operations                                 82            -             -                   82
     Employee benefit plan obligations                                  -          225           (25) (a)             200
     Other liabilities                                                643            1             -                  644
     Minority interest in consolidated
          subsidiaries                                                  -            2             -                    2
                                                                    -----          ---          ----                -----
   Total Noncurrent Liabilities                                       892          228           (25)               1,095
SHAREHOLDERS' EQUITY
     Common stock, par                                                169            -             -                  169
     Additional paid-in-capital                                       116          138          (138) (j)             116
     Retained earnings                                              2,640           14           (14) (j)           2,640
     Treasury stock                                                  (706)           -             -                 (706)
     Accumulated other comprehensive
          income                                                        -           (2)            2  (j)               -
                                                                    -----          ---          ----                -----
   Total Shareholders' Equity                                       2,219          150          (150)               2,219
                                                                    -----          ---          ----                -----
                                                                 $  4,572      $   727     $     582              $ 5,881
                                                                    =====          ===          ====                =====



        See notes to unaudited pro forma combined financial statements.

                         GENERAL DYNAMICS CORPORATION

                     NOTES TO UNAUDITED PRO FORMA COMBINED

                             FINANCIAL STATEMENTS




The following adjustments give pro forma effect to the transaction:


   (a) Eliminate assets, liabilities and results of business unit not acquired in purchase as well as assets and liabilities excluded per the purchase agreement.

   (b) Record amortization of goodwill acquired over a 38-year period and depreciation and eliminate amortization of intangible assets reclassified to goodwill in purchase accounting.

   (c) Record estimated increase in interest expense associated with financing of purchase at an assumed rate of 5.25% and loss of interest income associated with cash payment from available funds.

   (d)   Record allocation of depreciation expense recorded by GTE home office.

   (e)   Adjust the tax provision to General Dynamics' effective tax rate.

   (f)   Estimated portion of purchase price paid from available funds.

   (g) Certain reclassifications and adjustments were made to conform to the General Dynamics' presentation.

   (h)   Reclassify intangible assets acquired to goodwill.

   (i)   Record estimated portion of purchase price financed.

   (j)   Elimination of equity accounts in purchase accounting.